Exhibit 99.1

[CIT Logo]

                        CIT ANNOUNCES QUARTERLY DIVIDEND
                             FOR FOURTH QUARTER 2002

      Livingston, NJ January 21, 2003-- CIT Group Inc. (NYSE: CIT) today announced that its Board of Directors has declared a regular quarterly cash dividend of $.12 per share, payable on February 28, 2003, to shareholders of record on February 15, 2003.

About CIT:

CIT Group Inc. (NYSE: CIT), a leading commercial and consumer finance company, provides clients with financing and leasing products and advisory services. Founded in 1908, CIT has nearly $50 billion in assets under management and possesses the financial resources, industry expertise and product knowledge to serve the needs of clients across approximately 30 industries. CIT holds leading positions in vendor financing, U.S. factoring, equipment and transportation financing, Small Business Administration loans, and asset-based and credit-secured lending. CIT, with its principal offices in New York City and Livingston, New Jersey has approximately 6,000 employees in locations throughout North America, Europe, Latin and South America, and the Pacific Rim. For more information, visit www.cit.com.

                                       ###

Investor Relations Contacts                                       Media Contacts
---------------------------                                       --------------
Valerie Gerard.                                                   Yvette Rudich
CIT                                                               CIT
(973) 422-3284                                                    (973) 597-2095

   or